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                         FACTORY CARD OUTLET OF AMERICA LTD.

                                  745 Birginal Drive
                           Bensenville, Illinois 60106-1212




                                                 August 1. 1996

Charles R. Cumello
5614 Park Avenue
Hinsdale, Illinois 60521

Dear Charles:

         This will confirm the agreement by and between Factory Card Outlet of America Ltd. ("FCOA") and you concerning amounts to be paid, advanced or loaned, or already paid, advanced or loaned, to you by FCOA.

         In connection therewith, you and FCOA leave agreed as follows:

         1. In consideration of any loss incurred by you as a result of reducing the sale price of your home located at 10 Bates Farm Lane, Darien, Connecticut (the "Connecticut Home") in connection with your relocation to the Bensenville, Illinois area for the purpose of assuming your position as Chief Executive Officer and President of FCOA (the "Relocation"), FCOA shall pay to you an amount equal to such loss, based upon the original purchase price paid by you for the Connecticut Home, plus permanent improvements, less the final sale price in connection with such sale.

         2. In addition to the payment referred to in paragraph 1 above, FCOA shall pay to you an amount equal to any and all reasonable realty transfer taxes and fees, costs and expenses (including attorneys' fees and commissions) incurred by you related to the closing of the sale of the Connecticut Home.

         3. In addition, FCOA shall loan, or has loaned, to you the amount of $175,000 (the "Loan Amount") in order to finance the purchase of your primary residence located at 5614 Park Avenue, Hinsdale, Illinois (the "Illinois Home") in connection with the Relocation. Your repayment to FCOA of the Loan Amount shall be secured by a Promissory Note, in form and substance acceptable to FCOA, providing for the accrual of interest on the Loan Amount at the prime rate and further providing for the repayment of all principal and interest upon the earlier to occur of:

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Mr. Charles Cumello
August 1, 1996
Page 2

              (a)  July 31, 2001; or

              (b) The sale of either the Connecticut Home or the Illinois Home; or

              (c) A public offering of securities of FCOA, provided you participate in such offering, but the amount of principal and interest outstanding under the Promissory Note as of the date of such offering which you will be required to pay under this subparagraph (c) shall be limited to the market value, on the date of such offering, of the securities held by you and registered pursuant to such offering; or

              (d) Your exercise of any stock options granted to you by FCOA, but the amount of principal and interest outstanding under the Promissory Note as of the date of such exercise which you will be required to pay under this subparagraph (d) shall be limited to the fair value, on the date of such exercise, of the common stock of FCOA ("Common Stock") into which such options convert, which fair value shall equal the greater of (i) the purchase price of shares of Common Stock in the immediately preceding sale of shares of Common Stock by FCOA or (ii) if no such sale has occurred within twelve (12) months after the date of such exercise, the fair value of shares of Common Stock as reasonably determined by the board directors of FCOA in its sole discretion.

         4. As collateral security for the full and prompt payment of the Loan Amount, together with interest thereon, pursuant to paragraph 3 hereof, you shall grant FCOA a mortgage, in form and substance deductible to FCOA, on each of the Connecticut Home and the Illinois Home, and you shall execute such Mortgages, Promissory Notes, UCC-1 Financing Statements and other instruments, agreements and documents as FCOA shall deem necessary or advisable to give effect to the provisions of this letter agreement and to perfect and protect FCOA's security interests in the Connecticut Home and the Illinois Home.

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Mr. Charles Cumello
August 1, 1996
Page 3

         Kindly indicate your acceptance of the terms and conditions set forth herein by signing and dating the enclosed copy of this letter in the space indicated below.

         Thank you.

                                      Sincerely,

                                  FACTORY CARD OUTLET OF AMERICA LTD.



                                  By: /s/ William E. Freeman
                                     -----------------------------------------
                                     William E. Freeman, Chairman of the Board



         ACCEPTED AND AGREED TO
         as of this 1st day of August, 1996:



         /s/ Charles R. Cumello
         -----------------------------------
         CHARLES R. CUMELLO